Exhibit 2.2

                             RECEIVER'S BILL OF SALE

         This Indenture made as of the 16th day of September, 1998;

BETWEEN:

                GRANT THORNTON LIMITED, as receiver and manager of the property and assets of each of Mentor Networks Inc. and High Performance Group (Canada) Inc., (the "Grantor")

                                OF THE FIRST PART

                  - and -

                ITC CANADA LIMITED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia, (the "Grantee")

                               OF THE SECOND PART

RECITALS:

A. Mentor Networks Inc. ("Mentor") granted certain security to the Nova Scotia Business Development Corporation, a Crown Corporation of the Province of Nova Scotia ("NSBDC") comprising, inter alia, the following:

         a. a Debenture in the original principal amount of $2,500,000 dated April 29, 1997 and registered under the Corporations Security Registration Act on May 1, 1997 as number 30928A and also filed under the Personal Property Registry on December 23, 1997 as number 155622 (the "Debenture"), whereby Mentor charged certain of its property, assets and undertaking including the property herein described as security for its indebtedness to NSBDC;

         b. the Debenture provided, inter alia, that upon it becoming enforceable NSBDC, by instrument in writing may appoint any person to be a receiver with power to convey, transfer and assign the title to any of the undertaking, property and assets charged by the Debenture;

         c. a Mortgage by way of sublease of Mentor's business premises located in the Purdy's Wharf Tower;

         High Performance Group (Canada) Inc. ("HPG") granted certain security to Nova Scotia Business Development Corporation, a Crown Corporation of the Province of Nova Scotia ("NSBDC") comprising a Debenture in the original principal amount of $1,000,000 dated April 29, 1997 and registered under the Corporations Securities Registration Act on May 1, 1997 as number 30927A and also filed under the Personal Property Registry on December 23, 1997 as number 155606, (the "Debenture"), whereby HPG charged certain of its property, assets and undertaking including the property herein described as security for its indebtedness to NSBDC.

(collectively, the "Security")

B. Default having occurred under the Security, Grant Thornton Limited was appointed Receiver of the property, assets and undertaking of Mentor and HPG by NSBDC on July 20, 1998 by written appointment;

C. In response to an open tendering process, the Grantee offered to purchase the Receiver's right, title and interests in the assets of Mentor and HPG on August 19, 1998 which offer was accepted August 21, 1998, pursuant to which the Grantor agreed to sell to the Grantee and the Grantee agreed to purchase from the Grantor, the Grantor's right, title and interest in the personal property and assets of Mentor and HPG, including the property referred to herein and in Schedule "A" attached hereto.

WITNESSETH THAT:

1. In consideration of the sum of One Dollar ($1.00) of lawful money of Canada now paid by the Grantee to the Grantor and other good and valuable consideration, the receipt whereof is hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred and set over and by these presents does grant, bargain, sell, convey, assign, transfer and set over unto the Grantee and the Grantee's successors and assigns, all of the Grantor's right, title and interest in and to the personal property and assets of Mentor and HPG, under and pursuant to the Debenture being more particularly described in Schedule "A" attached hereto (collectively, the "Personal Property"), on an "as is, where is" basis, without warranties.

2. The Grantor covenants that it has done no act or thing to encumber the Personal Property.

3. The Grantor covenants and agrees with the Grantee, its successors and assigns, that it will, from time to time, and at all times hereafter, upon every reasonable request of the Grantee, its successors and assigns, but at the cost of the Grantee, its successors and assigns, make, do and execute or cause and procure to be made, done and executed all such further acts, deeds or assurances as may be reasonably be required by the Grantee, its successors and assigns, for more effectually and completely vesting in the Grantee, its successors and assigns, the Personal Property hereby assigned and transferred in accordance with the terms hereof

         IN WITNESS WHEREOF the Grantor has caused this indenture to be properly executed as of the day, month and year herein above first written.

SIGNED, SEALED AND                    )      GRANT THORNTON LIMITED, as receiver
DELIVERED in the presence of:         )      and  manager  of  the  property and
                                      )      assets  of  each of Mentor Networks
                                      )      Inc.  and  High  Performance  Group
/s/  Robert G. MacKeigan              )      (Canada) Inc.
------------------------------------  )
                                      )      BY:/s/ Ross Landers
                                                --------------------------------

                                  SCHEDULE "A"

                              MENTOR NETWORKS INC.

                                  FIXED ASSETS

The Receiver's right, title and interest in the following:

     o Furniture, fixtures and equipment located on the 6th floor, 1959 Upper Water Street, Halifax, Nova Scotia.

     o Computers and computer systems located on the 6th floor, 1959 Upper Water Street, Halifax, Nova Scotia, including all software programs installed thereon.

     o  Inventory on the 6th floor, Purdy's Wharf, Halifax.

     o  Fixed assets located in Annapolis, Maryland.

DATED:                            September                               1998
--------------------------------------------------------------------------------

BETWEEN:

        GRANT THORNTON LIMlTED, as receiver and manager of the property and assets of each of Mentor Networks Inc. and High Performance Group (Canada) Inc.

                                                             GRANTOR

                                     - and -

ITC CANADA LIMITED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia,

                                                             GRANTEE





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                             RECEIVER'S BILL OF SALE
                                    Parcel 1

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                                  C. Holm, Q.C.
                                 HUESTIS o HOLM
                            Barristers and Solicitors
                   708 - 1809 Barrington Street- CIBC Building
                         Halifax - Nova Scotia - Canada
                                     B3J 3K8

                                   File #32796